Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(38,495,062)
Unrealized Gain (Loss) on Market Value of Futures	(26,113,608)
Dividend Income	273
Interest Income	12,181
ETF Transaction Fees	17,000
Total Income (Loss)	$(64,579,216)

Expenses
General Partner Management Fees	$178,242
Professional Fees	43,525
Brokerage Commissions	89,535
Directors' Fees and insurance	6,294
NYMEX License Fee	4,456
SEC & FINRA Registration Expense	27,000
Total Expenses	$349,052
Net Income (Loss)	$(64,928,268)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/20	$345,487,121
Additions (12,400,000 Shares)	132,000,970
Withdrawals (3,200,000 Shares)	(32,974,476)
Net Income (Loss)	(64,928,268)

Net Asset Value End of Month	$379,585,347
Net Asset Value Per Share (36,384,588 Shares)	$10.43

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596